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EXHIBIT 10.4

                             Commercial Federal Bank
                              Amended and Restated
           Deferred Compensation Plan for Highly Compensated
                                   Employees

         Commercial Federal Bank, a subsidiary of Commercial Federal Corporation, established the Deferred Compensation Plan for Highly Compensated Employees effective July 1, 1994, and restated effective January 1, 2000. The Plan was amended by Resolution effective July 1, 2001. Commercial Federal Bank hereby amends and restates the Plan effective January 1, 2003 for the purposes and upon the terms hereinafter set forth.

                                    ARTICLE I

                                     PURPOSE

         The purpose of the Commercial Federal Bank (hereinafter referred to as the "Company") Amended and Restated Deferred Compensation Plan for Highly Compensated Employees (hereinafter referred to as the "Plan") is to provide funds for retirement for a select group of highly compensated or management employees (and their beneficiaries) of the Company. It is intended that the Plan will aid in retaining and attracting employees of exceptional ability by providing such employees with a means to enhance their standard of living at retirement. This Plan is intended to qualify for the exemptions described in sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

                                   ARTICLE II

                                   DEFINITIONS

         For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

         2.1 Beneficiary. "Beneficiary" means the person, persons or entity designated by the Participant, or as provided in Article VIII, to receive any benefits payable under the Plan. Any Participant Beneficiary designation shall be made in a written instrument filed with the Committee and shall become effective only when received in writing by the Committee.

         2.2 Board. "Board" means the Board of Directors of the Company.

         2.3 Change in Control. "Change in Control" means any of the following:

           (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock

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                of the Corporation (the "Outstanding Corporation Common Stock")
                or (ii) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that, for purposes of this
                Section 2.3(a), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliated corporation or (D) any acquisition by any corporation pursuant to a transaction that complies with Sections 2.3(c)(i), 2.3(c)(ii) and 2.3(c)(iii).

           (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

           (c) Consummation of a reorganization, merger, consolidation or a sale or other disposition of all or substantially all of the assets of the Corporation (each, a "Business Combination"), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the Corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such Corporation, except to the extent that such ownership existed prior to the Business Combination, and
                (iii) at least a majority of the members of the board of directors of the

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                Corporation resulting from such Business Combination were
                members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

           (d) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

         2.4 Committee. "Committee" means the administrative committee for the Deferred Compensation Plan comprised of the Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer and the Senior Vice President and Director of Human Resources of the Company.

         2.5 Company. "Company" means Commercial Federal Bank, a wholly owned subsidiary of Commercial Federal Corporation.

         2.6 Compensation Committee. "Compensation Committee" means the Compensation and Stock Option Committee of the Board of Directors of the Bank.

         2.7 Compensation. "Compensation" means the Base Salary and Incentive Compensation earned by a Participant during a Plan Year.

           (a) Base Salary. "Base Salary" means all annual W-2 earnings subject to federal income tax, excluding Incentive Compensation, payable by the Company to a Participant in cash during a Plan Year, but before reduction for amounts deferred pursuant to this Plan or any other Plan of the Company. The Committee shall determine whether a particular item of income constitutes Base Salary if a question arises.

           (b) Incentive Compensation. "Incentive Compensation" means remuneration from the Management Incentive Plan, which is payable in cash and earned by a Participant in a Plan Year.

         2.8 Corporation. "Corporation" means Commercial Federal Corporation, a Nebraska corporation.

         2.9 Declared Rate. "Declared Rate" means with respect to each Participant, one or more of the Measurement Fund(s) as elected by Participant in a Participation Agreement for purposes of crediting earnings and debiting losses to the Participant's Deferred Benefit Account.

         As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund(s). Each such action will take effect as of the first day of the month that follows by thirty (30) days the day on which the Committee gives Participants advance written notice of such change.

         2.10 Deferral Benefit. "Deferral Benefit" means the benefit payable to a Participant or Participant's Beneficiary on Participant's retirement, death, disability, early distribution or termination of employment as determined in accordance with Article VI hereof and as distributed in accordance with Article VII hereof.

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         2.11 Deferred Benefit Account. "Deferred Benefit Account" means the accounts maintained on the books of account of the Company for each Participant pursuant to Article VI. Separate Deferred Benefit Accounts shall be maintained for each Participant. More than one Deferred Benefit Account may be maintained for each Participant as necessary to reflect separate deferral elections. A Participant's Deferred Benefit Account shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan. A Participant's Deferred Benefit Account shall not constitute or be treated as a trust fund of any kind.

         2.12 Disability. "Disability" or "Disabled Participant" means a physical or mental condition of a Participant resulting in a determination of disability for purposes of receiving benefits under the Company's Long Term Disability Insurance Plan.

         2.13 Measurement Fund(s). "Measurement Fund(s)" means the investment fund or funds selected by the Participants, from the list of available Measurement Fund Options, for purposes of applying gains and/or losses (Declared
Rate) to the Participants Deferred Benefit Account.

         2.14 Measurement Fund Options. "Measurement Fund Options" means those investment funds made available to Participants in the Plan for purposes of applying their Declared Rate. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund(s). Each such action will take effect as of the first day of the month that follows by thirty
(30) days the day on which the Committee gives Participants advance written notice of such change.

         2.15 Normal Retirement Age. "Normal Retirement Age" shall have the same meaning as set forth in the Commercial Federal Retirement Savings Plan.

         2.16 Normal Retirement Date. "Normal Retirement Date" means the first day of the month coincidental with or next following a Participant's Normal Retirement Age.

         2.17 Participant. "Participant" means a highly compensated or management employee who is designated by the Committee to participate in this Plan and who elects to participate by filing a Participation Agreement as provided in Article IV.

         2.18 Participation Agreement. "Participation Agreement" means the agreement filed by a Participant prior to the beginning of the first period for which any of the Participant's Compensation is to be deferred pursuant to the Plan. A form of such Participation Agreement is attached hereto.

         2.19 Plan Year. "Plan Year" means a twelve month period commencing January 1 and ending the following December 31.

         2.20 Spouse. "Spouse" means a Participant's wife or husband who was lawfully married to the Participant at the time of the Participant's death or a determination of Participant's incompetency.

         2.21 Stock. "Stock" shall mean Commercial Federal Corporation common stock, $.01 par value, or any other equity securities of the Company designated by the Committee.

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                                   ARTICLE III

                                 ADMINISTRATION

         3.1 Deferred Compensation Committee; Duties. This Plan shall be administered by the Committee and as the Committee determines to be appropriate, its delegates. Members of the Committee may be Participants under this Plan. The Committee shall also have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretation of this Plan, as may arise in connection with the Plan.

         3.2 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan, unless a written appeal is filed pursuant to Paragraph 10.1.

                                   ARTICLE IV

                                  PARTICIPATION

         4.1 Participation. Participation in the Plan shall be limited to highly compensated or management employees selected by the Committee who elect to participate in the Plan by filing a Participation Agreement with the Committee after being notified by the Committee of such selection. A Participation Agreement to defer Compensation must be filed prior to December 15 immediately preceding the Plan Year in which the Participant's participation in the Plan will commence. The election to participate shall be effective on the first day of the Plan Year following receipt by the Committee of a properly completed and executed Participation Agreement.

         With respect to the first Plan Year of the Plan or with respect to an individual hired or promoted during a Plan Year who thereby becomes eligible to participate herein, an initial Participation Agreement may be filed within 30 days of the Committee's notification to Participant of eligibility to participate. Such election to participate shall be effective on the first day of the month following the Committee's receipt thereof, except that elections not received by the Committee prior to the 15th day of any calendar month shall be effective no earlier than the first day of the second month following the month of receipt.

         4.2 Maximum Deferral and Length of Participation. A Participant may elect in any Participation Agreement to defer Base Salary and/or Incentive Compensation to a maximum of 100%. The 100% maximum deferral amount shall be less amounts required to satisfy payroll taxes, payroll deductions for health and welfare plans and other legally required deductions. The deferral percentage elected in each Participation Agreement shall be applied to the Participant's Compensation earned during the Plan Year to which the Participation Agreement applies. Deferrals shall commence with the Plan Year immediately following the year in which the respective Participation Agreement is filed

                                       5

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with the Committee; however, an initial Participation Agreement which is effective other than on January 1 of a Plan Year shall apply to the remainder of that Plan Year.

         A Participant's election to defer Compensation shall be irrevocable upon the filing of the Participation Agreement; however, the deferral of Compensation under any Participation Agreement may be suspended or amended as provided in paragraphs 4.4, 7.5, 9.1 and 9.2 or as otherwise provided herein.

         A Participant may amend a currently effective deferral election with respect to deferrals in subsequent Plan Years covered by a Participation Agreement by filing a new Participation Agreement with the Committee in the manner provided in paragraph 4.4. If a new Participation Agreement is not filed, it will be assumed that the deferral election amount shall be zero for that Plan Year.

         A Participant who is age fifty-four or older may at any time, and from time to time, change the form of benefit payment applicable to the Participant's Deferred Benefit Account, provided that no election to change the form of benefit payment shall be effective unless it is made in writing and received by the Committee at least twelve consecutive months prior to the earliest of the occurrence of one of the events set forth in paragraphs 7.1, 7.2 or 7.7.

         4.3 Earnings on Deferred Benefit Account. The Participant's Deferred Benefit Account balance will be credited or debited with the increase or decrease on a daily basis based on the performance of each Declared Rate Measurement Fund elected by the Participant, as though the portion of the Participant's deferral amount was actually invested in such Measurement Fund (subject to the provisions of Section 5.1 with respect to Participants who are officers of the Company and are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934).

         If a Participant elects more than one Declared Rate Measurement Fund, Participant shall also designate the percentage(s) of Participant's Deferred Benefit Account to be credited with each such Declared Rate Measurement Fund.

         A Participant may change a Declared Rate Measurement Fund election for future deferrals and/or for the Participant's existing account balance once each quarter, by means of telephone or on-line, or by other such methods established by the Company.

         4.4 Additional Participation Agreement. A Participant may enter into additional Participation Agreements by filing a Participation Agreement with the Committee on or before December 31 of any calendar year, stating the amount that the Participant elects to have deferred. The additional agreement shall be effective only as to Base Salary earned and Incentive Compensation paid in Plan Years beginning after the last day of the Plan Year in which the respective agreement is filed with the Committee. An additional Participation Agreement is subject to all of the provisions and requirements set forth in paragraph 4.2 and
4.3 above.

         4.5 Securities Law Compliance. Notwithstanding anything to this Plan to the contrary, no elections, contributions, distributions, or other actions taken pursuant to or in connection with this Plan that would otherwise constitute a non-exempt violation of Section 16(b) of the Exchange Act shall be permitted.

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                                    ARTICLE V

                              DEFERRED COMPENSATION

         5.1 Elective Deferred Compensation. The amount of Compensation that a Participant elects to defer in a Participation Agreement executed by the Participant with respect to each Plan Year of participation in the Plan shall be credited by the Company to the Participant's Deferred Benefit Account throughout each Plan Year as the Participant is paid the non-deferred portion of Compensation for such Plan Year; provided, however, that with respect to Participants who are officers of the Company and are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, if any Declared Rate Measurement Fund elected by such Participants is based on the equity securities of the Company ("Company Stock Measurement Fund"), such Participants' Declared Rate Measurement Fund shall be deemed to be a money market Measurement Fund selected by the Committee until the end of each calendar quarter during which the Compensation was initially deferred, at which time (i.e., on a quarterly basis throughout the Plan Year) the amount of Compensation that such Participant is deemed to have elected to defer pursuant to such money market Measurement Fund, including any earnings thereon, shall be automatically transferred and credited to the Company Stock Measurement Fund for such Participants' Deferred Benefit Accounts. Notwithstanding the foregoing, no investment of Compensation into the Company Stock Measurement Fund with respect to Participants who are officers of the Company and are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 shall be made at any time under the Plan unless approved by the Committee. The amount credited to a Participant's Deferred Benefit Account shall equal the amount deferred. To the extent that the Company is required to withhold any taxes or other amounts from an employee's deferred wages pursuant to any state, federal or local law, such amounts shall be taken out of the Participant's Compensation which is not deferred under this Plan.

         5.2 Company Matching Contribution. In addition to the amount of elected deferral made pursuant to the Participation Agreement, there shall be deemed to be an additional amount credited equal to the amount of Base Pay (as that term is defined in the Commercial Federal Retirement Savings Plan) credited to the Participant's Account for a calendar year up to a maximum of eight percent (8%) of Base Pay, reduced by the amount of matching contributions made by the Company to the Participant's account under the Commercial Federal Retirement Savings Plan. In order to receive the matching contribution under this Plan for a year, a Participant must be employed by the Company on December 31 of such year. The Company Matching Contribution shall be credited to the Participant's Account no later than April 15 of the following Plan Year.

         5.3 Effect on Other Plans. The Company shall not make supplemental payments for any reduction in benefits under any other Company plan resulting from a Compensation deferral under the Plan. However, the Company shall compute life insurance and disability benefits payable under any Company plan based on Compensation without reduction for amounts of Elective Deferrals deferred under this Plan, but only to the extent permitted and in accordance with the terms and conditions of the respective benefit plans.

         5.4 Vesting of Deferred Benefit Account. A Participant shall be 100% vested in the Participant's Deferred Benefit Account, plus earnings credited thereto at all times.

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                                   ARTICLE VI

                            DEFERRED BENEFIT ACCOUNT

         6.1 Determination of Account. Each Participant's Deferred Benefit Account as of each date shall consist of the balance of the Participant's Deferred Benefit Account as of the immediately preceding date, plus the Participant's elective deferred Compensation withheld since the immediately preceding date and the amount of the Company matching contribution credited since the immediately preceding date pursuant to paragraph 5.1 and 5.2. The Deferred Benefit Account of each Participant shall be reduced by the amount of all distributions, if any, made from such Deferred Benefit Account since the preceding date.

         6.2 Crediting of Account. As of each date, the Participant's Deferred Benefit Account shall be credited or debited on a daily basis with the increase or decrease since the preceding date, based on the performance of each Declared Rate Measurement Fund elected by the Participant (subject to the provisions of Section 5.1 with respect to Participants who are officers of the Company and are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934). Earnings or losses shall be based on the Declared Rate(s) as defined in paragraph 2.7. The account shall be credited or debited after the Deferred Benefit Account has been adjusted for any contributions or distributions to be credited or deducted for each such day.

         6.3 Statement of Accounts. The Company shall submit to each Participant a quarterly statement in such form as the Company deems desirable, setting forth the balance to the credit of each Participant's Deferred Benefit Account as of the last day of the preceding quarter.

                                   ARTICLE VII

                                    BENEFITS

         7.1 Benefit for Normal Retirement or Termination of Employment. Subject to paragraph 7.6 below, upon a Participant's termination of employment for any reason (including Disability or in the event of a Change in Control) other than death, the Participant shall be entitled to a Deferral Benefit equal to the amount of Participant's Deferred Benefit Account, as determined under paragraphs
6.1 and 6.2 hereof as soon as administratively reasonable following such event.

         7.2 Death. Upon the death of a Participant, such Participant's Beneficiary shall receive a Deferral Benefit equal to the remaining balance in such Participant's Deferred Benefit Account, as determined under paragraphs 6.1 and 6.2 hereof as soon as administratively reasonable following such event. The Deferral Benefit shall be payable as provided for in paragraph 7.6 and shall be in lieu of all other benefits under this Plan.

         7.3 Disability. In the event of Disability, as defined in paragraph 2.10, while employed by the Company, the disabled Participant shall be entitled to a Deferral Benefit equal to the amount of Participant's Deferred Benefit Account, as determined under paragraphs 6.1 and 6.2. Payments shall commence as soon as administratively reasonable following the attainment of the Participant's Normal Retirement Date in the form specified in paragraph 7.6

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         7.4 Early Distribution. In respect to each Participation Agreement filed by a Participant, the Participant may irrevocably elect in a Participation Agreement a future date to receive an Early Distribution of a Participant's Deferred Benefit Account attributable to that Participation Agreement. Any Company matching contribution and the earnings associated with the matching contribution, shall not be included in the amount of Early Distribution for such Plan Year. A maximum of three (3) such Early Distributions dates may be in effect at any one time. The election for an Early Distribution applies to the Plan Year following such elections. Early Distribution may begin at any time after the end of the fifth year following the filing of the Participation Agreement. The Participant may elect to receive all or any percentage of the Participant's Deferred Benefit Account balance, attributable to a Participation Agreement, as an Early Distribution in a lump sum payment. If a Participant elects to receive only a portion of Participant's Deferred Benefit Account balance, attributable to a Participation Agreement, as an Early Distribution, then the remaining Deferred Benefit Account balance will continue to be credited with earnings at the Declared Rate(s) elected; in such event, a Deferral Benefit equal to the remaining balance shall be payable as provided for in paragraph
7.6. "Early Distribution" means a distribution prior to a Participant's termination of employment.

         7.5 Suspension of Participation/Failure to Continue Participation. The Committee, in its sole discretion, may suspend the deferral of a Participant's base salary during a Plan Year upon the written request of a Participant on account of any unforeseeable emergency resulting in financial hardship suffered by the Participant. In addition, the Committee, in its sole discretion may allow a withdrawal of funds from the Participant's Deferred Benefit Account upon the written request of a Participant on account of financial hardship suffered by that Participant. The withdrawal may not exceed the lesser of the Participant's Deferred Benefit Account or the amount reasonably needed to satisfy the unforeseeable financial emergency. A Participant must file any request for such suspension or withdrawal on or before the 15th day preceding the regular payday on which this suspension or withdrawal is to take effect. Incentive Compensation Deferrals may not be suspended during the Plan Year.

         An unforeseeable emergency resulting in financial hardship shall mean an unexpected need for cash resulting from conditions in the nature of any of the following:

             (a) A severe financial hardship of the Participant caused by a sudden unexpected illness or accident of the Participant or of a dependent of the Participant (as defined in Code Section 152(a));

             (b) A loss of the Participant's property as the result of casualty, or

             (c) Other similar extraordinary and unforeseeable circumstances caused by events beyond the Participant's control.

         The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved as follows:

             (a) Through reimbursement or compensation by insurance or otherwise,

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             (b)  By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

             (c)  By cessation of deferrals under the Plan.

         The suspension of any deferrals under this paragraph shall not affect amounts deferred with respect to periods prior to the effective date of suspension except as otherwise permitted by the Committee. A Participant whose deferrals are suspended may not execute a subsequent Participation Agreement that would take effect prior to the beginning of the second Plan Year following the close of the Plan Year in which the suspension first took effect.

         In the event the Participant ceases to remain a member of the class of employees who are eligible to participate in this Plan, the Participant may elect to suspend the amount of any remaining deferral commitment in the same manner as described for other suspensions in this paragraph, except that Committee approval shall not be required.

         7.6    Form of Benefit Payment.

             (a) All benefits payable pursuant to this Plan, excluding lump sum payments, shall be payable only in cash. Lump sum payments may be made in either cash or Stock as elected by the Participant. Upon the happening of an event described in paragraphs 7.1, 7.2, 7.3, or 7.7, the Company shall pay to the Participant or Participant's Beneficiary the amount specified therein in one of the following forms, as elected in the Participation Agreement or any subsequent election filed by the Participant:

                  (1) A lump sum payment.

                  (2) A monthly or an annual payment of principal and interest which shall amortize the Deferred Benefit Account balance over a period of 2 to 240 months or 2 to 20 years as follows:

                      The amount of each installment to be paid during the calendar year in which payment begins shall be equal to
                      (i) the total amount of the Participant's Deferred Benefit Account divided by (ii) the total number of installment payments to be made. As of January 1 of each subsequent calendar year during the benefit payment period, the amount of each installment to be paid during such calendar year shall be recalculated, and be equal to (a) the remaining amount payable to the Participant as of such January 1; divided by (b) the number of installment payments to be made in or after such subsequent calendar year. The final installment payment shall be equal to the remaining amount payable to the Participant. In any event, the amount of any current or future installment payments shall not at any time exceed the remaining Deferred Benefit Account of the Participant, as adjusted from day to day for any increases or decreases pursuant to paragraphs 6.1 or 6.2, and installment payments shall cease and obligations under this Plan to the Participant shall be fully satisfied when the Deferred Benefit Account of the Participant has been fully paid.

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             (b)  In the absence of a Participant's election under subparagraph
                  7.6(a), benefits shall be paid in the form specified in subparagraph 7.6(a)(2) over a ten (10) year period.

             (c) In the event a Participant's Deferred Benefit Account balance is $20,000 or less, the Company may, at its option, pay the balance in a lump sum payment to the Participant or the Participant's named Beneficiary.

         7.7 Change in Control. Anything in this Plan to the contrary notwithstanding, upon termination of employment {within three (3) years} following a Change in Control, the Participant shall be entitled to receive a Deferral Benefit equal to the amount of Participant's Deferred Benefit Account, as determined under paragraphs 6.1 and 6.2 hereof as soon as administratively reasonable following such event. In the event of such a termination, the Deferral Benefit shall be payable as elected by any such Participant in such Participant's Participation Agreement pursuant to such Participant's Change in Control election thereunder.

         7.8. Withholding; Payroll Taxes. The Company may withhold from any amounts payable under this Plan such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation. Subject to the requirements of Section 3121(v)(2) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, the Committee has the full discretion and authority to determine when Federal Insurance Contribution Act taxes ("FICA Taxes") on a Participant's Plan benefits are paid and whether any portion of such FICA Taxes shall be withheld from the Participant's wages or deducted from the Participant's Deferred Benefit Account.

         7.9 Commencement of Payments. Except as otherwise provided in the Plan, commencement of payments under this Plan shall begin as soon as administratively feasible following receipt of notice by the Committee of an event which entitles a Participant (or a Beneficiary) to payment under this Plan, or at such earlier date as may be determined by the Company.

         7.10 Limitations on the Annual Amount Paid to a Participant. Notwithstanding any other provisions of this Plan to the contrary, in the event that a portion of the payments due a Participant pursuant to paragraphs 7.1, 7.2., 7.3 or 7.4, would not be deductible by the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986 (as amended), the Company, at its discretion, may postpone payment of such amounts to the Participant until such time that the payments would be deductible by the Company; provided, however, that no payment postponed pursuant to this paragraph 7.10 shall be postponed beyond the first anniversary of such Participant's termination of employment.

                                  ARTICLE VIII

                             BENEFICIARY DESIGNATION

         8.1 Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person or persons as Beneficiary or Beneficiaries (both principal as well as contingent) to whom payment under this Plan shall be made in the event of

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Participant's death prior to complete distribution of the benefits due to the
Participant under the Plan.

         8.2 Amendments. Any Beneficiary designation may be changed by a Participant by the written filing of such change on a form prescribed by the Committee. The filing of a new Beneficiary Designation form will cancel all Beneficiary designations previously filed.

         8.3 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's designated Beneficiary shall be deemed to be the estate of the Participant.

         8.4 Effect of Payment. The payment to any Beneficiary or the deemed Beneficiary shall completely discharge the Company's obligations under this Plan.

                                   ARTICLE IX

                        AMENDMENT AND TERMINATION OF PLAN

         9.1 Amendment. The Compensation Committee or the Board may at any time amend the Plan in whole or in part; provided that no amendment shall, without the consent of a Participant, adversely affect the amount credited to such Participant's Deferred Benefit Account. In the event the Plan is amended, the Participation Agreement shall be subject to the provisions of such amendment as if set forth in full therein, without further action or amendment to the Participation Agreement. The parties shall be bound by, and have the benefit of, each and every provision of the Plan, as amended from time to time.

         9.2 Right to Terminate. The Compensation Committee or the Board may at any time terminate the Plan with respect to new elections to defer for any reason at their discretion. The Compensation Committee or Board may also terminate the Plan in its entirety at any time, and upon any such termination, all Participants under the Plan shall be paid the balance in their Deferred Benefit Accounts in a lump sum, or over such period of time as determined by the Committee.

                                    ARTICLE X

                                CLAIMS PROCEDURE

         10.1 Claims Procedure. A Participant or Beneficiary who has not received benefits under the Plan that such claimant believes should be paid shall make a claim for such benefits in accordance with the procedures of this Section. Upon receipt of a claim, the Committee shall respond within ninety (90) days after receiving the claim. The Committee may extend the reply period for an additional ninety (90) days for reasonable cause by written notice to the Participant or Beneficiary, prior to the expiration of the initial ninety (90) day period, indicating the special circumstances requiring such extension.

         Any Participant or Beneficiary whose claim for benefits under the Plan has been denied by the Committee shall receive a written notice setting forth the specific reasons

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for such denial, a specific reference to Plan provisions on which such denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, an explanation of the Plan's claims review procedure and the time limits applicable to such procedure, and a statement of the claimant's right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974 ("ERISA"). Thereafter, upon the filing of a written request by such person no later than sixty (60) days after receipt of the written notification of denial, any decision resulting in a denial of a claim may be appealed to the Committee for a full review. In conjunction with the appeal, a claimant or his duly authorized representative may review pertinent documents and may submit written comments, documents, records and other information relating to the claimant's claim. The Committee will also provide to the claimant, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claim for benefits.

         A decision shall be made by the Committee not later than sixty (60) days after the Plan's receipt of a request for review unless the Committee notifies the claimant, in writing and prior to the termination of such sixty
(60) day period, of special circumstances requiring an additional amount of time for making the decision, but not to exceed sixty (60) additional days. The notice of any extension shall set forth the special circumstances and the date by which the Committee expects to render its decision. The decision by the Committee on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. The decision shall also include a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claims for benefits and a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Unsecured General Creditor. Participants and their Beneficiaries shall have no legal or equitable rights, interest or claims in any property or assets of the Corporation, Company or any Subsidiaries, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Corporation, Company or any Subsidiary ("Policies"). Such Policies or other assets of the Corporation, Company or any Subsidiary shall not be held under any trust for the benefit of Participants or their Beneficiaries or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan provided, however, such policies and assets may be held in a Trust if such Policies and assets remain subject to the claims of the Corporation's, Company's or any Subsidiaries' general creditors under federal and state law in the event of the Corporation's, Company's or any Subsidiaries' insolvency. Any and all of the Corporation's, Company's assets and Policies shall be, and remain, the general, unpledged and unrestricted assets of the Corporation, Company and Subsidiaries. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

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

         11.2 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof; which amounts are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to lien, levy, seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law or otherwise in the event of a Participant's or any other person's bankruptcy or insolvency.

         11.3 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Participant, and the Participant (or Participant's Beneficiary) shall have no rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge Participant at any time for any reason with or without cause.

         11.4 Protective Provisions. A Participant will cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, by taking such physical examinations as the Company may deem necessary, and by taking such other action as may be requested by the Company.

         11.5 Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Nebraska.

         11.6 Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns.

         11.7 Incompetent. In the event that it shall be found upon evidence satisfactory to the Committee that any Participant or Beneficiary to whom a benefit is payable under this Plan is unable to care for his or her affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly authorized guardian or other legal representative) may be paid, upon appropriate indemnification of the Company, to the Spouse or other person deemed by the Committee to have incurred any expense for such Participant or Beneficiary. Any such payment shall be a payment for the account of the Participant or Beneficiary and shall be a complete discharge of any liability of the Company therefor.

         11.8 Effective Date. This Plan became effective as of July 1, 1994, and this Amendment and Restatement shall be effective as of January 1, 2003.

ADOPTED pursuant to resolution of the Board of Directors this 20th day of February, 2003.

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                                                  COMMERCIAL FEDERAL CORPORATION

                                         By /s/ William A. Fitzgerald
                                            ------------------------------------
                                            Chairman and Chief Executive Officer

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